UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 29, 2020

Postal Realty Trust, Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	001-38903	83-2586114
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

75 Columbia Avenue

Cedarhurst, NY 11516

(Address of Principal Executive Offices, and Zip Code)

(516) 295-7820

Registrant’s Telephone Number, Including Area Code

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.01 per share	PSTL	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01. Completion of Acquisition or Disposition of Assets.

On January 29, 2020, Postal Realty LP, the operating partnership (the “Operating Partnership”) of Postal Realty Trust, Inc. (the “Company”), completed the acquisition (the “Acquisition”) of a 42 property portfolio (the “Property Portfolio”). Each of the properties in the Property Portfolio is currently leased to the United States Postal Service. The Property Portfolio comprises approximately 108,000 net leasable interior square feet and generates a weighted average rent of $7.75 per square foot. The Property Portfolio was previously owned by Miller Scrap Iron & Steel Co. Inc. an unaffiliated third party.

The aggregate purchase price of the Property Portfolio was approximately $8.7 million. The Company funded the Acquisition with $8.7 million of cash from its Credit Facility (as defined below).

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As previously disclosed by the Company in its Current Report on Form 8-K filed with the United States Securities and Exchange Commission on October 2, 2019, the Company, as guarantor, the Operating Partnership, as borrower, and certain indirect subsidiaries of the Company, as subsidiary guarantors, entered into that certain Credit Agreement, dated as of September 27, 2019, with People’s United Bank, National Association, individually and as administrative agent, BMO Capital Markets Corp., as syndication agent, and certain other lenders thereunder (the “Credit Agreement”). The Credit Agreement provides for a senior revolving credit facility (the “Credit Facility”) with revolving commitments in an aggregate principal amount of $100 million. The Credit Agreement further provides that, subject to customary conditions, including obtaining lender commitments and compliance with its financial maintenance covenants under the Credit Agreement, the Operating Partnership may seek to increase the aggregate lending commitments under the Credit Agreement by up to $100 million (the “Accordion Feature”), with such increase in total lending commitments to be allocated to increasing the revolving commitments.

On January 30, 2020, the Company exercised a portion of the Accordion Feature to increase the maximum amount available under the Credit Facility to $150 million, from $100 million. The amount available to borrow from time to time under the Credit Facility will vary based on the Company’s operating activities and any financial covenant limitations

Item 7.01. Regulation FD Disclosure.

On February 3, 2020, the Company issued a press release announcing that the Company exercised a portion of the Accordion Feature. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

On February 4, 2020, the Company issued a press release announcing the completion of the Acquisition. A copy of the press release is attached hereto as Exhibit 99.2 and incorporated herein by reference.

The information in this Item 7.01 and the related information in Exhibits 99.1 and 99.2 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section and shall not be deemed incorporated by reference in any filing made by the Company under the Securities Act or the Exchange Act except as set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(a) Financial Statements of Property Acquired

To the extent required, historical financial statements for the Property Portfolio will be filed in an amendment to this current report on Form 8-K not later than 71 days after the date on which this initial Current Report on Form 8-K is required to be filed.

(b) Pro Forma Financial Information

To the extent required, pro forma financial information relating to the acquisition of the Property Portfolio will be filed in an amendment to this current report on Form 8-K not later than 71 days after the date on which this initial Current Report on Form 8-K is required to be filed.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release of Postal Realty Trust, Inc., dated February 3, 2020
99.2	Press Release of Postal Realty Trust, Inc., dated February 4, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POSTAL REALTY TRUST, INC.

Date: February 4, 2020	By:	/s/ Jeremy Garber
	Name:	Jeremy Garber
	Title:	President, Treasurer and Secretary